EXHIBIT 10.2

                    WORKING INTEREST PARTICIPATION AGREEMENT
                                      WITH
                 TRANS-WESTERN PETROLEUM LTD. - COVENANT MONDO

                            TEREX ENERGY CORPORATION
                               520 Zang St. # 250
                           Broomfield, Colorado 80021
                               Tel: (303) 909-7726




To: Trans-Western Petroleum, Inc.
Attn: Doug Isern                                         September 30, 2014


Re: Covenant Mondo Prospect
    Working Interest Changed from 10.0% to 14.0%



Doug,

Please find included in this package two complete and executed Participation Agreements for the Covenant Mondo Prospect.

By mutual agreement Terex has increased its participation to a 14.0% working interest. Additionally, by mutual consent, the previously executed Participation Agreement executed by Terex for a 10.0% working interest is null and void and of no force or effect.

The resulting effect is that Terex Energy Corporation is participating for a net 14.0% working interest before the tanks.

The previously paid Cash Call of $327,394 for Terex's 6.95% working interest will be applied to the new cash call amount of $659,498, leaving a balance due of $332, 104 for the 14% working interest Terex is taking.

Please acknowledge the foregoing by signing below, and returning a copy along with one executed original of the Participation Agreement.




Thank you.


/s/ Donald Walford                              /s/ Doug Isern
-----------------------------------             -------------------------------
Terex Energy Corporation                        Trans-Western Petroleum, Inc.
Don Walford, CEO                                Doug Isern - President

                          TRANS-WESTERN PETROLEUM, LTD.
                             Covenant Mondo Prospect


             WORKING INTEREST PARTICIPATION AGREEMENT (Non-Operator)
            --------------------------------------------------------

     THIS Working interest Participation Agreement ("Agreement") is made and entered into effective as of March 1, 2014, by and between Trans-Western Petroleum, LTD., a Wyoming corporation ("TWP") and Terex ("INVESTOR")

ARTICLE I
PURCHASE OF WORKING INTEREST

1.01 The INVESTOR hereby purchases 14.0% working interest ("Working Interest") in the oil and gas leases, subject to the earning requirements herein, which comprise the Covenant Mondo Prospect as described on Exhibit A ("Properties").

ARTICLE II
PROPERTIES SUBJECT TO AGREEMENT

2.01 DESCRIPTION OF PROPERTIES. The Properties subject to this Agreement are listed on Exhibit A and made a part hereto as well as a lease ownership status report prepared by Van Cott, Bagley, Salt Lake City.

ARTICLE III
DELIVERIES AT EXECUTION

3.01 PAYMENTS AT EXECUTION. In connection with the INVESTOR's acquisition of the Working Interest, the INVESTOR delivers herewith a check payable to Trans-Western Petroleum, LTD. as scheduled in the first Cash Call in partial payment of the total estimated amount of $12,600,000 proportionately reduced as 8.333% of working interest purchased bears to the whole, in payment of its proportionate share of non-refundable Lease acquisition costs of $2,600,000 and estimated drilling expense of $10,000,000 for the first of two Initial Commitment Wells. The amount of the check from INVESTOR to TWP, in accordance with the request of the first Cash Call herewith attached, shall be a total of $659,498 . ($327,394 has previously been paid, leaving the unpaid balance of $332,104)

ARTICLE IV
INITIAL COMMITMENT WELLS

INVESTOR hereby accepts responsibility and agrees to pay 14.0% of all costs, including drilling rig stand-by costs, of two wells on the Leases in accordance with the provisions of this Agreement (each, an "Initial Commitment Well" and collectively, the "Initial Commitment Wells"), drilled to the Objective Depth and tested on a Drilling Unit and Completed either as a dry hole or

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fully  equipped  through the tanks and capable of  producing  and selling oil or gas, or both. If INVESTOR drills an Initial Commitment Well to the Objective Depth, but, based upon the logs and other data pertaining to the well, TWP recommends plugging and abandoning the well, then Operator shall proceed to plug and abandon the well and an Earning Event will be deemed to have occurred with respect to such Initial Commitment Well.

4.2  Working Interest Conversion and NRI.

The Working Interest (WI) shall convert from 14.00% TO 11.666% after the completion of the initial two earning wells. The net revenue interest ("NRI") shall be 77% of W.I. and therefore Net Revenue Interest shall be 8.9833%.

4.3  Payment for Test Wells.

The amount paid in 3.01 for estimated drilling and completion costs are only estimates of the costs of drilling, completing and equipping the two Initial Commitment Wells, and, as such, actual costs may be higher or lower than these estimates. Any dry hole, bottom hole or other support monies that may be received will be credited against the cost of drilling either Initial Commitment Wells. Any discounts allowed on drilling, completion and operational invoices will be shared equally by the Working Interest owners charged for the expenses benefitting from the discount. To the extent that the actual drilling and completion costs are less than the amount paid for drilling and completion, operator will refund the excess at the completion of the second Initial Commitment Well. In the event that drilling or completion costs exceed the amount paid in 3.01 for estimated drilling and completion costs and upon cash call by operator for additional estimated costs, INVESTOR will promptly pay to TWP, within 10 business days, the additional estimate by Operator.

4.4  Substitute Wells.

If an Initial Commitment Well encounters drilling conditions or reservoir conditions in the drilling of the well which in the opinion of a prudent operator would cause the operator to cease drilling and abandon the hole prior to Completion, and Operator abandons the hole for such reasons, Operator shall have the right to spud a substitute well (a "Substitute Well") at the closest practicable location either, at Operator's election, (i) within 30 days following the abandonment or (ii) within 30 days following Completion of the second scheduled Initial Commitment Well. A Substitute Well, if drilled and paid for in the same manner as required by this Agreement, shall constitute an Initial Commitment Well. All of the costs of both the abandoned well and the Substitute Well must be paid by INVESTOR in the manner required by Section 4.01 in order for an Earning Event to occur with respect to the applicable Drilling Unit.

4.5  Information, Rights.

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(a)  INVESTOR shall be entitled to all drilling  reports,  logs, drill stem test data, and geological and geophysical maps as allowed by supplier and all other relevant data as available from Operator. INVESTORs will be entitled, at all reasonable times, at INVESTOR's sole risk and expense, to have access to the rig floor and location of all such Wells subject to compliance with the terms of the access agreement with USG (Exhibit D) and insurance provisions therein.

(b) INVESTOR will not disclose, publish, nor announce in any manner whatsoever to any person not a party to this agreement any results or information from any of the contemplated operations herein without the written consent of TWP. Such consent shall not unreasonably be withheld.

4.6  Certain Defined Terms.

(a) The term "Completed," "Completing" or "Completion" means, with respect to an Initial Commitment Well:

     (i)  Running production casing;

     (ii) Procuring and installing flow lines, wellheads, tanks, water disposal facilities and other production equipment required for producing and selling oil or gas on a continuing daily basis.

(b) The term " 2nd Navajo Sandstone" means the correlative interval identified as occurring between the depths of 8,312 df and 8,620 df as identified on the Dual Induction log of the Wolverine Gas and Oil #1 Carter Peak Federal 1-13 located in the SESW of Sec. 13 T22S,R1W, Sevier County, Utah;

(c)  The term "Objective Depth" means the lesser of:

     (i) A total vertical depth of 9,600 (measured from the surface of the earth); or

     (ii) A depth at least 500 feet into the Navajo Sandstone Formation whichever is the lesser

ARTICLE V
ASSIGNMENTS

5.01 Rights Earned By Drilling Unit.

(a) Upon each Earning Event with respect to a Drilling Unit, INVESTOR will earn .83333% of 14.00% Working Interest (the "INVESTOR Earned Interest"). Notwithstanding the creation of a pooled unit larger than 160 acres with respect to an Initial Commitment Well, INVESTOR will only earn a Drilling Unit for each Initial Commitment Well drilled and Completed (or, upon the mutual written consent of the Parties, plugged and abandoned) until the occurrence of the Final

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Earning Event.

(b) The term "Drilling Unit" means, in relation to an Initial Commitment Well, an acreage block of lands subject to the Leases consisting of 40 acres, plus or minus 10%, which surrounds the Initial Commitment Well. TWP will determine, in its sole discretion, the configuration of each Drilling Unit.

5.02 Interest to Be Assigned in Drilling Unit.

(a) Within 30 days of an Earning Event (as hereafter defined) with respect to a Drilling Unit, TWP shall assign to INVESTOR, by assignment in similar form to the draft assignment attached hereto as Exhibit F (the "Assignment"), the INVESTOR Earned Interest. The Assignment shall deliver to INVESTOR the Working interest and Revenue Interest defined in section 4.02. The Assignment shall be made without warranty of title whatsoever except by, through and under TWP, but to no further extent.

(b)  The term  "Earning  Event"  means the  occurrence  of all of (i),  (ii) and
     (iii), below:

     (i) an Initial Commitment Well or, as the case may be, a Substitute Well, has been drilled to the Objective Depth;

     (ii) such well has been Completed (which Completion, upon the mutual written consent of the Parties, may be at a depth shallower than the Objective Depth) or, upon mutual written consent of the Parties, plugged and abandoned with the drilling rig pursuant to Section 4.01 of this Agreement without attempting a Completion; and

     (iii)INVESTOR has paid all costs and expenses attributable to such Initial Commitment Well for which it is responsible for paying under this Agreement.


5.03 FINAL EARNING EVENT. Within 30 days of the occurrence of the Earning Event with respect to the second of the two Initial Commitment Wells (the "Final Earning Event"), TWP will assign to INVESTOR, in addition to INVESTOR's proportionate share of the Drilling Unit associated with the second Initial Commitment Well, the same proportionate share of the remaining Leases not yet assigned to INVESTOR, subject to the reservation of an overriding royalty in the amount defined in section 4.02. The Assignment shall be for all depths and will be made without warranty of title whatsoever except by, through and under TWP, but to no further extent. This Assignment shall be effected pursuant to a document substantially in the same form attached hereto as Exhibit "F".


ARTICLE VI
JOA: DEVELOPMENT FOLLOWING INITIAL COMMITMENT WELLS EARNING PHASE

6.01 HEADS-UP OPERATIONS.

     (a) Upon execution of this Agreement, the Parties hereby also acknowledge and agree to the terms of the Operating Agreement attached hereto as Exhibit G (the "JOA") covering the

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          proposed Drilling Units with respect to the Initial  Commitment Wells, naming PNC as operator. Although the parties acknowledge the JOA naming PNC as operator, the Parties also acknowledge that TWP has succeeded PNC as operator and TWP is the current operator for the Initial Commitment Wells, any Substitute Wells, and any Subsequent Wells drilled under the JOA and for all the Leases.

     (b) Leases earned by INVESTOR according to Section 5.03 hereof, will be deemed to be added to Exhibit "A" of the JOA upon the occurrence of the Final Earning Event.

     (c) In the event of any conflict or inconsistency between the terms of this Agreement and any JOA between the Parties, this Agreement shall prevail to the extent of such conflict or inconsistency.

     (d) Subject to the terms of this Agreement, after the Completion of the two Initial Commitment Wells, the JOA will govern all operations on such wells and all costs and expenses of operations with respect to the Initial Commitment Wells will be borne and paid by PNC and TWP and INVESTORS according to their proportionate working interest in the Leases, as defined after the Final Earning Event, subject to the consent and non-consent provisions of the JOA and the terms and conditions of the JOA relating to subsequent operations.

     (e) No Party may propose the drilling of wells (other than an Initial Commitment Well) in the AMI (as hereafter defined) until after the Final Earning Event and only wells that constitute an economic and orderly development of the AMI and which are commensurate with the cash flow derived from the proceeds from production from existing wells located within the AMI may be proposed.

     (f) The Parties shall cooperate to preserve any options or opportunities to extend the term of any Leases not held by production and the Operating Agreement.

     (g) Operating Agreement. The INVESTOR agrees that TWP shall be the operator of the Properties and the J.O.A. shall be updated to reflect the change of Operator at the time the Schedule of Working Interest Owners is updated.

     (h) INVESTOR hereby acknowledges the preceding Participation Agreement by and between Tellus/PNC and Trans-Western Petroleum, Inc. which is Exhibit F (1) to this agreement.

ARTICLE VII
AMI

7.01 AREA OF MUTUAL INTEREST.

     (a) There is hereby created an Area of Mutual Interest (the "AMI") which shall consist of the lands within the boundary of the following described lands:

                 Township 22 South, Range 1 West, Sevier County, Utah

          All of  Sections:  11, 12, 13, 14, 15, 21, 22, 23, 24, 25, 26, 27, 28,
          29, 31, 32, 33, 34, 35, 36

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          Township 23 South, Range 1 West, Sevier County, Utah

          All of Sections: 2, 3, 4, 5, 6


     (b) If, during the period beginning February 23, 2014 and ending at midnight on May 31, 2016 (the "Initial Term") and, as to any lands in the AMI subject to the JOA as of the end of the Initial Term, thereafter, for so long as the JOA remains in effect, either Party acquires an oil, gas and mineral lease, mineral interest, overriding royalty interest, royalty interest or any other interest in oil or gas or any contractual right to acquire interests in oil and gas leases, such as through farmin agreements (any of which is referred to herein as an "Interest" or collectively as "Interests") within the AMI, the acquiring Party shall, within sixty (60) days of finalizing the acquisition, offer to the non-acquiring Party the right to purchase the same percentage of such Interest as that owned in the Properties (proportionately reduced) by the non-acquiring Party (the "Non-acquiring Party's Percentage Interest") by paying the Non-acquiring Party's Percentage Interest of the acquiring Party's costs (such costs to include, but are not necessarily limited to, the acquiring Party's land work with respect to the Interest, the lease bonus, option payments, broker fees, filing fees and cost of third party title examination). If an acquisition of Interests includes Interests in lands both within the AMI as well as outside the AMI, the acquisition will be considered to be entirely within the AMI. If two or more Interests are included in a single notice, the non-acquiring Party will have the right to make separate elections as to each of the acquired Interests. Notwithstanding the foregoing, TWP will not offer any Interests until the two Initial Commitment Wells have been drilled and completed as provided herein.

     (c) An offer made pursuant to this AMI must be in writing and include sufficient information for the non-acquiring Party to reasonably evaluate the offer, including a complete description of the acquired Interest and information specifying the number of gross and net lease acres, existing overriding royalties or other burdens affecting the Interest, the purchase price and the terms of the acquisition, as well as the actual acquisition costs, the obligations required to earn such interest, including bonus considerations or equivalent if other than cash, broker's fees, recording fees, and rentals, and any other information the acquiring Party deems relevant to the acquisition of the Interest. The offer should be made in the manner for giving any other notices under this Agreement. The Party receiving the offer shall have 30 days (the "Acceptance Period") following receipt of such notice in which to elect to participate in the acquisition and to submit payment for its share.

     (d) If the non-acquiring Party elects to participate, the acquinng Party shall assign the applicable percentage interest in the Interest to the non-acquiring Party within ten (10) business days of receiving the non-acquiring Party's payment, free and clear of any burdens other than the additional TWP Override as provided in this sub-paragraph 7.01(d) and those arising under the terms and provisions of the applicable agreements and instruments giving rise to the Interest and any intervening transfers thereof up to the time of acquisition by the acquiring Party. In the event TWP is the non-acquiring Party, INVESTOR shall assign to TWP the applicable percentage interest in the Interest plus an additional TWP Override proportionately reduced in accordance with the applicable interest in the acquired Interest. In the event INVESTOR is the non-acquiring Party, TWP shall assign to INVESTOR the applicable percentage interest in the Interest, reserving therefrom an additional TWP Override proportionately reduced in accordance with the applicable interest in the acquired Interest. Any

          Interest in which both Parties participate shall be subject to the provisions of this Agreement and the JOA. Failure of the non-acquiring Party to (i) respond in writing to an acquisition notice within the Acceptance Period, or (ii) pay for its share of costs within the Acceptance Period will be deemed an election not to acquire a share of the Interest.

     (e) If an Interest is to be earned by drilling wells or shooting seismic, the non-acquiring Party must ratify all appropriate agreements within the Acceptance Period and agree to participate in and pay for such required operations. If the non-acquiring Party turns down any Interest or fails to pay for its share of such Interest, the acquiring Party shall hold such interest free and clear of any further obligations under this Agreement and the JOA.

     (f) Notwithstanding anything herein to the contrary, the provisions set forth in this Article will not apply to any acquisitions which (i) result from a merger, consolidation, reorganization with, by, or between a Party and another party, (ii) result from a merger or acquisition of the stock of another company or all of an entity or partnership or an acquisition of all or substantially all of the assets of an entity by the acquiring Party, whether by cash, like-kind exchange, stock purchase or otherwise, or (iii) result from transfers of ownership among the Parties or their affiliates, members, or related parties of the Leases subject to this Agreement or an Interest acquired pursuant to this Article.

     (g) Each Party stipulates that it is not, and shall not become, a party to any other area of common interest or similar agreement that is in conflict with this AMI agreement.

     (h) Nothing in this AMI Article VII shall provide any benefit to any non-affiliate or third-party or entitle any non-affiliate or third-party to any claim, cause of action, remedy, or right of any kind, it being the intent of the Parties that this AMI provision shall not be construed as a third-party beneficiary contract.

ARTICLE VIII
DEFAULTS AND REMEDIES

8.01 DEFAULTS.

     (a)  It will be a default under this Agreement (a "Default") if INVESTOR:

          (i) fails to pay, when due, any of the costs and expenses of the Initial Commitment Wells;

     (b) INVESTOR may cure a Default if INVESTOR, after receiving written notice from TWP demanding cure of such Default, (i) cures the Default within 7 days following written notice; or (ii) if the cure requires more than 7 days, immediately initiates steps which TWP deems in its reasonable judgment to be sufficient to cure the Default and thereafter continues and completes all reasonable steps sufficient to produce compliance as soon as reasonably practicable. If INVESTOR fails to cure a Default within the applicable grace period set forth above, this Agreement will terminate in its entirety and:

          (i) INVESTOR will have no further right to earn any Leases, other than Leases included

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               in  Drilling  Units,  the  Earning  Event  with  respect to which occurred prior to the termination under this Section 8.01; and


8.2 OTHER DEFAULTS. In the event of a Default or any other breach of this Agreement by either Party, the non-breaching Party may pursue dispute resolution as set forth in Article X.

8.3 GENERAL SURVIVAL. The termination of this Agreement shall not relieve any Party from any expense, liability, or other obligation, or any remedy which has accrued or attached or which is related to or attributable to the period prior to such termination.

ARTICLE IX
REPRESENTATIONS AND WARRANTIES

9.1 MUTUAL REPRESENTATIONS. Each Party, with respect to itself only, hereby represents and warrants to the other Party the following:

     (a) it is duly organized, validly existing and in good standing under the applicable laws of its state or nation of incorporation or formation, and is qualified to do business and is in good standing in the State of UTAH and in every other jurisdiction where the failure to so qualify would have a material adverse effect on its ability to execute, deliver and perform this Agreement and the other agreements contemplated herein;

     (b) it has all requisite power and authority to (i) own, lease or operate its assets and properties and to carry on the business as now conducted, and (ii) enter into and perform its obligations under this Agreement and to carry out the transactions contemplated hereby;

     (c) it has taken (or caused to be taken) all acts and other proceedings required to be taken by such Party to authorize the execution, delivery and performance by such Party of this Agreement and the other agreements contemplated herein. This Agreement has been duly executed and delivered by such Party and constitutes the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium, reorganization or similar laws affecting the rights of creditors generally and by principles of equity, whether considered in a proceeding at law or in equity;

     (d) there are no actions, suits or proceedings pending or, to such Party's knowledge, threatened against such Party which if decided unfavorably to such Party could have a material adverse effect on the ability of such Party to execute, deliver or perform this Agreement or the other agreements contemplated herein or have a material adverse effect on the Properties;

     (e) it has not incurred any obligation or liability, contingent or otherwise, for any fee payable to a broker or finder with respect to the matters provided for in this Agreement or the other agreements contemplated herein which could be attributable to or charged to any other Party. In this regard, each Party shall indemnify, defend and hold harmless the other Party from any claims, damages, liabilities, costs and expenses, including reasonable attorney's fees in the event the prior sentence should be or become untrue as to such Party.

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9.2 INVESTOR  REPRESENTATIONS.  INVESTOR  represents and warrants to TWP that it has, as of the Effective Date, unencumbered assets or the unconditional right to funds in an amount sufficient to satisfy its obligations under this Agreement.

9.03. THE INVESTOR'S REPRESENTATIONS AND WARRANTIES. To induce TWP to accept the INVESTOR's purchase of the Working Interest, the INVESTOR acknowledges, represents, warrants and agrees as follows, which shall survive the INVESTOR's purchase of the Working Interest:

     a. The INVESTOR is an experienced and knowledgeable INVESTOR in Oil and Gas Ventures and represents that he has participated in many ventures similar to the venture herein contemplated.

     b. The INVESTOR recognizes that the Working Interest involves a high degree of risk of loss, including those risks associated with oil and gas exploration generally and those unique to the Utah Hingeline Area in particular.

     c. The INVESTOR (i) is a sophisticated INVESTOR having business, financial and investment experience sufficient to enable him to evaluate the merits and risks of the purchase of the Working Interest,
          (ii) has adequate means of providing for his current needs and possible personal contingencies, (iii) is able to bear the illiquidity and substantial risk of the purchase of the Working Interest, (iv) at the present time can afford a complete loss of such investment and (v) does not have an overall commitment to investments which are not readily marketable that is disproportionate to the INVESTOR's net worth, and the INVESTOR's purchase of the Working Interest will not cause such overall commitment to become excessive. In making this investment decision, the INVESTOR has obtained such advice from investment advisors, legal counsel and accountants as is deemed necessary, and has not relied upon the advice of TWP or any of their officers or managers.

     d.   The  INVESTOR  understands  that the Working  Interests  have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and are being offered and sold in reliance upon applicable federal and state exemptions with respect to transactions not involving any public offering. The INVESTOR will not transfer the Working Interest unless the transfer is exempt from registration under such laws. The INVESTOR is aware that there is no market for the Working Interest and that no such market will ever develop.

     e. The INVESTOR will not sell, assign, transfer, encumber or otherwise dispose of the Working Interest, or any portion thereof, in any manner that would violate the Securities Act, the rules and regulations of the Securities and Exchange Commission or the laws or regulations of any state.

     f. The Working Interest is being purchased solely for the INVESTOR's own Account, for investment purposes only and not for the account of any other person, and not for distribution assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Working Interest.

     g. If the INVESTOR is a corporation, trust, foundation, partnership or any other entity, such entity is authorized and otherwise duly qualified and empowered to execute and deliver this Agreement and thereupon shall become legally bound thereby. All necessary actions have been taken to authorize and approve the purchase of the Working Interest.

     h. The representations provided to TWP by the INVESTOR herein are true and correct in all respects as of the date hereof or, if there have been any changes in such information since the date it was furnished, the INVESTOR has advised TWP in writing of such changes.

     i. The undersigned is an "accredited INVESTOR" as that term is defined in Rule 501 promulgated under the Securities Act and, with respect thereto, the INVESTOR reaffirms the representations regarding such status.

9.4 INDEMNIFICATION. The undersigned agrees to indemnify and hold harmless TWP the managers, officers, directors and affiliates from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) which they may incur by reason of the failure of the INVESTOR to fulfill any of the terms or conditions of this Agreement, or by reason of any breach of the representations and warranties made by the INVESTOR herein or in the INVESTOR's Accredited INVESTOR Status.

9.5 MISCELLANEOUS.

     a. This Agreement, and the Operating Agreement attached hereto, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

     b. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Utah.

     c. The representations and warranties of the undersigned set forth herein shall survive the sale of the Working Interest pursuant to this Agreement.

     d. All terms and words used in this Agreement, regardless of numbers and genders in which they are used, shall be deemed to include the singular or plural and all genders as the context or sense of this Agreement, or any section or clause herein, may require.


9.6 NO OTHER REPRESENTATIONS. Other than the representations and warranties expressly set forth in this Agreement and the Assignment, neither Party makes any representations or warranties to the other concerning the subject matter of this Agreement.

ARTICLE X
DISPUTE RESOLUTION

10.1 DISPUTES. Any dispute under this Agreement must be submitted to the dispute resolution procedures of this Article X and the resolution will be final and binding upon the Parties. Any dispute may be submitted to these procedures upon the written request of the Party seeking resolution.

10.2 ARBITRATION PANEL. The arbitration panel must consist of two members who are familiar by training and experience with the operation of oil and gas wells and the business and land title issues common in the oil and gas industry (individually, a "Layman," collectively, the "Laymen"). The third member must be an attorney whose practice deals with oil and gas issues (whether from a regulatory, operational or business perspective). Each Party will choose one Layman, and the Laymen will choose the attorney member of the panel.

10.3 SUBMISSION TO ARBITRATION.

     (a) Either Party may request arbitration by submitting a written request to the other Party. The written request for arbitration must include the requesting Party's choice of a Layman to serve as arbitrator.

     (b) The Party receiving the notice must respond to the requesting Party within 15 days of the receipt of the notice. The response must include its own choice of a Layman to serve as arbitrator.

     (c) The two Laymen must meet within 15 days of the date of the response letter to choose an attorney to serve as the third arbitrator. The two Laymen must use reasonable efforts to choose a third arbitrator who will be impartial and independent of the Parties. The arbitration will commence within 30 days after the third member of the arbitration panel is selected.

     (d) If the responding Party fails or refuses to appoint an arbitrator, or the Laymen are unable to agree upon a third arbitrator, either Party may request a Judge from the federal or state court of competent jurisdiction in Salt Lake County, Utah or such other person designated by such Judge to select an arbitrator or arbitrators, as the case may be, as soon as possible. (e) Any arbitration hearing, if one is desired by the arbitration panel, must be held in the State of Utah. The arbitration panel may elect to conduct the proceeding by written submissions from the Parties with exhibits, including interrogatories, supplemented with appearances by the Parties as the arbitration panel may desire. The arbitration proceeding, subject only to the terms hereof, should be conducted informally and expeditiously and in such a manner as to result in a good faith resolution as soon as reasonably possible under the circumstances.

     (f) The award, and any other decision by the arbitration panel, must be by majority vote of the arbitrators. The decision of the arbitration panel with respect to any disputed matters submitted to the arbitration panel will be reduced to writing, signed by each arbitrator and binding on the parties. Judgment upon the award(s) rendered by the arbitration panel may be entered and execution had in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement.

     (g) Each Party will bear their own legal fees and other costs incurred in presenting their respective cases, and the fees and expenses of the arbitrator appointed by that Party. The charges and expenses of the third arbitrator will be shared equally by the Parties.

10.4 PROCEDURE.

     (a) In fulfilling its duties hereunder, the arbitration panel may consult with and engage disinterested third parties to advise the arbitration panel including, without limitation, engineers, attorneys, accountants and consultants, and the fees and expenses of such third parties will be considered to be charges and expenses of the arbitration panel.

     (b) The arbitration panel may not award punitive, consequential , special or incidental damages.

10.5 REPLACEMENT ARBITRATOR. Any replacement arbitrator, should one become necessary, will be selected in the same manner as the original arbitrators were selected.

10.6 EXCLUSIVITY. No lawsuit based on a dispute under this Agreement may be instituted by either Party, other than to compel arbitration proceedings or enforce the award of the arbitration panel.

10.7 PRIVILEGES. The arbitration proceedings and arbitration award shall be maintained by the parties as strictly confidential, except as is otherwise required by court order or as is necessary to confirm, vacate or enforce the award and for disclosure in confidence to the parties' respective attorneys, tax advisors and senior management.

ARTICLE XI MISCELLANEOUS

11.01 FORCE MAJEURE. If any Party is rendered unable, wholly or in part by force majeure, to carry out its obligations under this Agreement, other than any obligation to make any money payments (which obligation will never be extended due to force majeure), such Party must give to the other Party prompt written notice of the force majeure, with reasonably full particulars, and thereupon the obligations of the Party giving the notice, so far as they are affected by the act of force majeure, will be suspended, and the running of all time periods within which certain actions affected by force majeure must be completed will be tolled, during, but not longer, than the continuance of the force majeure, plus such reasonable further period of time, if any, required to resume the suspended operation. The affected Party must use all reasonable diligence to remove the force majeure situation as quickly as practicable; provided, that it will not be required to settle strikes, lockouts or other labor difficulty contrary to its wishes. All such difficulties are to be handled entirely within the discretion of the Party concerned. "Force majeure" means an act of nature, strike, lock-out or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood or other adverse weather condition, explosion, inability to obtain surface access, governmental action, governmental inaction, restraint or delay, or any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Party claiming force majeure, but not the unavailability of drilling rigs or equipment.

11.2 MONETARY AMOUNTS. All monetary amounts stated in this Agreement are cited in, and must be paid in, United States dollars.

11.3 FURTHER ASSURANCES. As necessary, the Parties shall execute any other documents including, but not limited to, any documents, forms, etc. required by any governmental organization or authority, and take such other action necessary to effectuate the terms and provisions of this Agreement and/or the JOA, whichever is applicable including, but not limited to, designation of operator forms and other similar matters.

11.04 TAX PARTNERSHIP. The rights, duties, obligations and liabilities of the Parties shall be several, not joint or collective. It is not the purpose or intention to create any mining partnership, joint venture, general partnership or other partnership relation and none shall be inferred. Notwithstanding the foregoing, the Parties agree that the undertakings herein will be treated as a partnership for purposes of federal income taxation. Therefore, the Parties agree to be governed, for federal income tax purposes only, by the tax partnership provisions attached to the Operating Agreement as Exhibit G. For every purpose other than the above described income tax purposes, however, and notwithstanding any other provision of this Agreement to the contrary, the Parties understand and agree that their relationship hereunder is not one of partnership, association, trust, joint venture, mining partnership or entity of any kind. . Nothing contained herein or in the Operating Agreement shall be construed as creating a mining partnership or other partnership among the parties hereto. The Investor agrees that an election shall be made for the operations of the parties to be excluded from the provisions of Subchapter K of Chapter I of Subtitle A of the Internal Revenue Code of 1986, as amended or similar provisions of applicable state laws. TWP shall make available to the Investor and the other Working Interest owners information relating to the expenses and revenues of the Program at the times and in the manner specified in the Operating Agreement. The Investor and the other Working Interest owners shall be solely responsible for their own accounting, tax information and tax filings. To the extent permitted by law, all deductions and credits, including, but not limited to, intangible drilling and development costs, depreciation and rental expenses, and depletion, shall be allocated to each Working Interest owner in proportion to its percentage Working Interest for payment of the expenditures giving rise to such deductions and credits and, to the extent permitted by law, such parties shall be entitled to such deductions and credits in computing taxable income or tax liabilities to the exclusion of any other person.

11.5 TAXES AND RECORDING FEES. Any sales taxes, transfer taxes, documentary taxes and recording fees relating to an assignment hereunder shall be paid by the assignee. Subject to the terms of any JOA, each Party shall be responsible for its own local, state and federal income tax reporting, recognition of gain or loss, if any, severance taxes, oil and gas conservations fees, and the taxes, if any, payable with respect to the transaction.

11.6 GOVERNING LAW. This Agreement shall be governed, construed, and enforced in all respects, including validity, interpretation, and effect, according to the laws of the State of Utah, excluding any conflicts of law rule or principle that might apply the law of another jurisdiction. Subject to the Dispute Resolution provisions in Article X hereof, in the event of a dispute hereunder, it is agreed that the exclusive venue shall be in either a federal or state court of competent jurisdiction in Salt Lake County, Utah, and the Parties hereto agree to submit to the jurisdiction of such court.

11.7 WAIVER OF CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE PARTIES EXPRESSLY AGREE THAT NO PARTY SHALL BE LIABLE FOR ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE, OR SPECULATIVE DAMAGES SUFFERED BY THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT.

11.8 INHERENT RISK. Each Party hereby acknowledges its understanding and acceptance of the inherent risks associated with the exploration for oil and gas.

11.9 CONFIDENTIALITY. Except as expressly set forth herein and except as required by applicable laws or rules and regulations of any administrative or governmental agency or entity, the Parties hereto acknowledge and agree that this Agreement, their negotiations in connection herewith and all information obtained by or provided to any of them in connection with the matters contemplated herein or as it relates to the Properties will be maintained as confidential, except for disclosures to representatives of the Parties, their respective legal, geological and financial advisors, and as otherwise consented to by the Parties, such consent not to be unreasonably withheld.

11.1O NOTICES.

     (a) All notices required or permitted under this Agreement shall be in writing and delivered in person, by overnight courier, by certified or registered mail return receipt requested, by facsimile, or by electronic transmission, delivered or addressed to the persons and at the addresses as provided below. A notice shall be deemed given when received by the Party to whom it is directed. When a response to the other Party is required, each Party's response shall be in writing to the other Party.

     (b)  A notice is deemed to have been received as follows:

          (i) if a notice is delivered in person, upon receipt as indicated by the date on the signed receipt;

          (ii) if a notice is sent by Registered or Certified Mail, upon the earlier of (1) receipt as indicated by the date on the signed receipt or (2) five days after such notice is deposited in the mail;

          (iii)if a notice is sent by nationally recognized overnight courier, upon receipt as indicated by the date on the signed receipt;

          (iv) if a notice is sent by facsimile, upon receipt by the party giving or making such notice of an acknowledgment or transmission report generated by the machine from which the (i) facsimile was sent indicating that the facsimile was sent in its entirety to the addressee's facsimile number;

          (v) if a notice involving an item that causes a response period or other time period set forth in this Agreement (a "time-sensitive matter") to commence is sent by electronic transmission, upon the notifying party's receipt of a response from the addressee by electronic transmission or other written or facsimile recognition of receipt of such electronic transmission; transmission, when transmitted if transmitted prior to 9:00 a.m. on a business day, and otherwise on the next business day following transmission; and

          (vii)if the addressee rejects or otherwise refuses to accept a notice, or if the notice cannot be delivered because of a change in address for which no notice was given to the Party attempting to give or make such notice, then upon the rejection, refusal, or inability to deliver.

     (c) Notwithstanding the foregoing subsections (i) through (vii) above, except as expressly provided to the contrary in subsection (vi) above, if a notice is received after 5:00 P.M. on a business day where the addressee is located, or on a day that is not a business day where the addressee is located , such notice is deemed received at 9:00 A.M. on the next business day where the addressee is located.

ADDRESSES

OPERATOR: TRANS-WESTERN PETROLEUM, INC.
            Doug lsern, President
            P. 0. Box 276
            Golden, CO 80402
            Telephone: (303) 279 4567
            Fax: (866) 1 866 465 7543

INVESTOR:

          TEREX ENERGY CORPORATION
            520 Zang St., #250
            Broomfield,CO 80021

11.11 HEADINGS FOR CONVENIENCE. All captions, numbering sequences, and headings used in this Agreement are inserted for convenience only and shall in no way define, limit or describe the scope or intent of this Agreement or any part thereof, nor have any legal effect other than to aid a reasonable interpretation of this Agreement. A reference to "Article" or "Section" is to an Article or Section of this Agreement.

11.12 AMENDMENT. No provision of this Agreement shall be modified or amended except by the written agreements of the parties except that TWP may extend and amend any deadline contained herein at its sole discretion, provided that it is in writing.

11.13 SEVERANCE OF INVALID PROVISIONS. In case of a conflict between the provisions of this Agreement and the provisions of any applicable laws or regulations, the provisions of the laws for regulations shall govern over the provisions of this Agreement. If, for any reason and for so long as, any clause or provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or unconscionable under any present or future law (or interpretation thereof), the remainder of this Agreement shall not be affected by such illegality or invalidity. Any such invalid provision shall be deemed severed from this Agreement as if this Agreement had been executed with the invalid provisions eliminated. The surviving provisions of this Agreement shall remain in full force and effect unless the removal of the invalid provisions destroys the legitimate purposes of this Agreement; in which event this Agreement shall no longer be of any force or effect. The Parties shall negotiate in good faith for any required modifications to this Agreement required as a result of this provision. The provisions of this Participation Agreement shall control if there are any conflictions or contradictions with the J.O.A. attached and a part hereof as Exhibit "G".

11.11 BINDING EFFECT. This Agreement shall extend to, inure to the benefit of, and be binding upon the Parties and each of their respective heirs, successors and assigns and shall constitute a covenant running with the Properties. Any Party may assign this Agreement, provided, however, that no such assignment will relieve the assigning Party of its obligations hereunder without the express written consent of the other Party.

11.12 ENTIRE AGREEMENT. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the Parties, whether oral or written, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof, except as specifically set forth herein or therein.

11.13 COUNTERPARTS: FACSIMIL E SIGNATURE. The Parties may execute this Agreement in any number of duplicate originals, each of which constitutes an original, and all of which, collectively, constitute only one Agreement. The Parties may execute this Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one Agreement. Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Agreement in the presence of the other Party hereto. This Agreement is effective upon delivery of one executed counterpart from each Party to the other Party. In proving this Agreement, a Party must produce or account only for the executed counterpart of the Party to the other Party.

11.14 CAPITALIZED TERMS. Capitalized terms used herein have the meaning given to such terms as in their first use herein.


LIST OF EXHIBITS:

Exhibit A      The Properties (Attached)
Exhibit B      Van Cott Lease Status Report (Delivered Electronically)
Exhibit C      Statement of Interest (Attached)
Exhibit D      Operations (Access) Agreement with USG (Delivered Electronically)
Exhibit E      Commitment Well Locations (Attached)
Exhibit F (1)  Tellus/PNC Participation Agreement (Delivered Electronically)

Exhibit F      Form of Assignment
Exhibit G      J.O.A. dated December 1, 2013 (Delivered Electronically)
Exhibit H      Exhibits to J.0.A  (Delivered Electronically)
Exhibit I      Amended and Restated Tellus/PNC Participation Agreement April 1



                                    EXHIBIT A
                                   Properties


l. American Gypsum Oil and Gas Lease, dated June 30, 2011, 3 year Term with options for extension to 10 years. Recorded Book 0660 pages 0866-0874

     Land Description:


PARCEL 1: Keene 121 Placer Mining Claim, amended Sigurd Quarry #24 Placer Mining Claim and Pancoast #4 Placer Mining Claim, comprising the South Half of the Southwest Quarter of the Southeast Quarter (S/2SW/4SE/4), and the South Half of the Southeast Quarter of the Southeast Quarter (S/2SE/4SE/4) of Section 28, and the Northeast Quarter (NE/4) of Section 33, All in Township 22 South, Range 1 West, Salt Lake Meridian, as described in United States Patent #1128755 issued April 19, 1950, and containing 200 acres of land, more or less.

PARCEL 2: Keenes #2 Placer Mining Claim, (also known as Keene #2), comprising Lots 5, 6, 11 and 12 of Section 28, Township 22 South, Range 1 West, Salt Lake Meridian, as described in United States Patent #1128083, issued January 30, 1950, and containing 160 acres of land, more or less.

PARCEL 3: Keene #s 22 to 25 inclusive Placer Mining Claims, amended to include Keene #s 53 to 60, inclusive, and Sigurd Quarry Is 23 and 43, comprising Lots 7, 8, 9 and 1O and the North Half of the South Half of the Southeast Quarter (N/2S/2SE/4), and the North Half of the Southeast Quarter (N/2SE/4) of Section 28, Township 22 South, Range 1 West, Salt Lake Meridian, as described in United States Patent #1128764 issued April 20, 1950, and containing 280 acres of land, more or less.

PARCEL 4: Pancoast #s 1 and 3, and the West Half (W/2) of Pancoast #2 Placer Mining Claims, comprising the Northeast Quarter (NE/4) the West Half of the Southeast Quarter (W/2SE/4), and the Southwest Quarter (SW/4) of Section 27, Township 22 South, Range 1 Nest, Salt Lake Meridian, as described in United States Patent #1128084, issued January 30, 1950, and containing 400 acres of land, more or less.

PARCEL 5: Mammoth Gypsum Placer Mining Claim (also known as the East Half (E/2) of Jumbo Gypsum #23 Placer Mining Claim), comprising the East Half of the Northwest Quarter (E/2NW/4) of Section 33, Township 22 South, Range 1 West, Salt Lake Meridian, as described in United States Patent #1128085 issued on January 30, 1950, and containing 80 acres or land, more or less.

PARCEL 6: Pancoast #s 5, 6, and 7 Consolidated Placer Mining Claims, comprising the

Southeast Quarter (SE/4) of Section 33, and the Southwest Quarter (SW/4), and the Northwest Quarter (NW/4) of Section 34, Township 22 South, Range 1 West, Salt Lake Meridian, as described in United States Patent #1160422, dated June 7, 1956, and containing 480 acres, more or less.

PARCEL 7: Sigurd Quarry #s 9, 13, 14, 15, 16, 17, 18 and 19, and Keene #64 (Amended) comprising Lot 13 of Section 22, and the Northwest Quarter (NW/4) of
Section 27, Township 22 South, Range 1 West, Salt Lake Meridian, as described in United States Patent #1161546, dated July 12, 1956, and containing 180 acres, more or less.

PARCEL 8: Sigurd Quarry Is 6, 7, 8, 10, 11, 12, 31 and 32 Consolidated Placer Mining Claims, comprising the South Half of the Southeast Quarter of the Southwest Quarter (S/2SE/4SW/4), and the South Half of the Southeast Quarter (S/2SE/4) of Section 21, and Lots 1, 2 and 3 of Section 28, Township 22 South, Range 1 West, Salt Lake Meridian, as described in United States Patent 11160730, dated/2June 19, 1956, and containing 137.77 acres, more or less.

PARCEL 9: The East Half (E/2) of Pancoast #2 Placer Mining Claim, comprising the East Half of the Southeast Quarter (E/2SE/4) of Section 27, Township 22 South, Range 1 West, Salt Lake Meridian, as described in United States Patent No. 1128084, issued January 30, 1950, and containing 80 acres of land, more or less.

PARCEL 10; Township 23 South, Range 1West, Salt Lake Meridian Section 5: Lot 7 (Sigurd Quarry #43 Placer Mining Claim) Section 5: Bickel #1 Placer Mining Claim, comprising of Lots 3 and 4, and the South Half of the Northwest Quarter (S/2NW/4) Sections 4 and 5: Sigurd Quarry #s 34, 35, 36, 37 and 38 Placer Mining Claims, comprising of Lots 2, 3, 4 of Section 4 and lots 5 and 6 of Section 5 Containing 267.71 acres, more or less. CONTAINING IN ALL 2,265.48 ACRES, MORE OR LESS.

2.   U.S. Gypsum Oil and Gas Lease dated August 17,2004.

     Ratification and Extension dated December 17th, 2009 extending the primary term to December 11, 2014. Recorded in Book 502, Pages 15-17

     Land Description:

PARCEL 1: Jumbo Gypsum Nos. 22 and 23 Placer Mining Claims, Comprising the Southwest Quarter (SW/4) of Section 28, the West Half of the Northwest Quarter (W/2NW/4) of Section 33, Township 22 South, Range 1 West, Salt Lake Meridian, as described in United States Patent #1102914 Issued on May 26, 1939, and containing 240 acre, of land, more or less.

PARCEL 2: Jumbo Gypsum Nos. 24, 25, 26 and 27 Placer Mining Claims, comprising the Northeast Quarter (NE/4) and the Southeast Quarter (SE/4) of section 32; the Southwest Quarter (SW/4) of Section 33;and the Southeast Quarter (SE/4) of
Section 29, All in Township

22 South, Range 1 West, Salt Lake Meridian, as described in United States Patent #1120497 issued on January 18, 1946, and containing 640 acres of land, more or less.

PARCEL 3: Jumbo Gypsum Nos.33 and 34 Placer Mining Claims, comprising the East Half of the Northeast Quarter of the Northwest Quarter (E/2NE/4NW/4), and the East Half of the Southeast Quarter of the Northwest Quarter (E/2SE/4NW/4) of
Section 32, Township 22 South, Range 1 West, Salt Lake Meridian, as described in United States Patent #1120498 issued on January 19, 1946, and containing 40 acres of land, more or less.

PARCEL 4: United Nos. 2, 3, and 4 Placer Mining Claims, comprising the West Half (W/2) of Section 15, and the Northwest Quarter (NW/4) of Section 22, Township 22 South, Range 1 West, Salt Lake Meridian, as described in United States Patent #1158715 issued on April 6, 1956, and containing 480 acres of land, more or less.

PARCEL 5: Family No. 1 and Nos. 6 Placer Mining Claims, comprising Lots 5, 6, 7, 8, 9, 10, 11, and 12 of Section 23, Township 22 South, Range 1 West , Salt Lake Meridian, as described in United States Patent #1153012 issued on July 18, 1955, and containing 320 acres of land, more or less.

Containing a total of 1,720 acres, more or less

                                   EXHIBIT "C"

                     Statement of Interest In the Properties

                Before Final Earning Event     After Final Earning Event
                ----------------------------   ----------------------------
INVESTOR        14.0000% Working interest      11.6666%  Working interest
                8.9833% Net Revenue Interest   8.9833%  Net RevenueInterest


                                   EXHIBIT "E"

First Initial Commitment Well:
Bottom Hole Location within the following described lands:
A legal location at least 460 feet from the lease line within the S1/2N1/2 and S1/2 of lot 6, SECTION 23,T22S,R1W


Second Initial Commitment Well:

The Second Initial Commitment Well may be drilled at a location of TWP's choosing in the N1/2 of section 23, T22S,R1W provided that the First Initial Commitment Well has been completed as a commercially producing Oil Well.
If the First Initial Commitment Well is a dry hole and condemns the prospect area drilled in the First Initial Commitment Well, then the Second Initial Commitment Well shall be drilled at a location of TWP's choosing on lands in Exhibit "A" within the W1/2SE and E1/2 SW of Section 33, T22S, R1W.

                                    EXHIBIT F
                               Form of Assignment


ASSIGNMENT OF LEASES


STATE OF COLORADO       )
                        )ss.
COUNTY OF JEFFERSON     )



KNOW ALL MEN BY THESE PRESENTS: THAT

This Assignment of Leases, effective __________________ from ___________________, whose address is ___________________________,hereinafter referred to herein as "Assignor", in favor of, whose address is (hereinafter referred to herein as "Assignor", in favor of ______________________, whose address is _________________________ (hereinafter referred to herein as "Assignee"), is made pursuant to that Certain Participation Agreement executed December 1, 2013 by and between Assignors and Assignee.

WHEREAS Assignor agreed to assign and convey ___________% working interest, as determined pursuant to the Exhibit "C" after Final Earning Event interest of the Participation Agreement dated December 1, 2013, in and to the oil and gas leases insofar and only insofar as said oil and gas leases cover the lands described on Exhibit "A" of the Participation Agreement dated December 1, 2013, Assignor herein wishes now to convey that working interest subject to the net revenue interest determined pursuant to Exhibit "C" of said Participation Agreement ("Subject Working Interest"). This assignment is made subject to the terms and conditions of the Participation Agreement dated December 1, 2013.

NOW THEREFORE, for and in consideration of the sum of $10.00 and more cash in U.S. currency and olher good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignors, each does hereby grant, bargain, sell, assign and convey to Assignee, the Subject Working Interest and subject to the terms and conditions of the Participation Agreement dated December 1, 2013.

TO HAVE AND TO HOLD unto said Assignee, the successors and assigns, forever, in accordance with the terms and provisions of said leases.

Assignor hereby specially warrants title against claims of persons claiming by, through or under Assignors only, but not otherwise, and with no other warranty of title, either express or implied.

The provisions hereof shall extend to and be binding upon the parties hereto, their respective heirs, legal representatives, successors, and assigns.

Terms used herein which are defined in the Participation Agreement dated December 1, 2013 have the same meaning.


Executed on the date set forth below.           Trans-Western Petroleum, Inc.


_____________________________________           By:____________________________
                                                Title:_________________________


ACKNOWLEDGEMENTS


STATE OF COLORADO         )
                          )ss.
COUNTY OF DENVER          }


The foregoing instrument was acknowledged before me this __________________ by ______________, ___________________ of ________________, a corporation, on behalf of the company.


In witness whereof I have hereunto set my hand and seal this ________ day of ____________, A.D. 2001.



My Commission Expires:                          Notary Public

___________________________________             _______________________________

                                 SIGNATURE PAGE




IN WITNESS WHEREOF, this Agreement is executed and effective as of March 1, 2014.
                                                INVESTOR:

Trans-Western Petroleum, LTD.                   Terex Energy Corporation

/s/ Douglas J. Isern                            /s/ Donald Walford
-------------------------------                 -------------------------------
Douglas J. Isern                                Donald Walford
President                                       CEO


Date: 10/7/14                                   Date: 10/7/14